UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Credit and Guaranty Agreement

On September 12, 2025, Soluna Holdings, Inc. (the “Company”) caused its subsidiaries Soluna DVSL ComputeCo, LLC (“Dorothy 1A Borrower”), Soluna DVSL II ComputeCo, LLC (“Dorothy 2 Borrower”), and Soluna KK I ComputeCo, LLC (“Tranche B Borrower” and collectively with Dorothy 1A Borrower and Dorothy 2 Borrower, the “Borrowers”) to enter into a Credit and Guaranty Agreement (the “Credit Agreement”) with Generate Lending, LLC, as administrative agent and collateral agent (the “Agent”), and Generate Strategic Credit Master Fund I-A, L.P. (the “Lender”). The Credit Agreement provides for senior secured term loan commitments in an aggregate principal amount of up to $35.5 million, comprised of (i) Tranche A-1 ($5.5 million), (ii) Tranche A-3 ($11.5 million), and (iii) Tranche B ($18.5 million). In addition, the Credit Agreement permits the Borrowers to request one or more Additional Tranche Loan Commitments (as defined in the Credit Agreement), in the aggregate amount of up to $64.5 million, subject to the approval of the Lender and the Agent, for project-level financing of eligible projects. On September 12, 2025, the Borrowers borrowed $12,623,591 under the Credit Agreement, comprised of Tranche A-1 loans and Tranche A-3 loans. The Company can draw upon Tranche B from September 12, 2025 until October 31, 2026, subject to the conditions set forth in the Credit Agreement. The maturity date for the Tranche A and Tranche B loans is the earlier of (i) payment of outstanding principal, interest, and fees and (ii) September 12, 2030. Additional Tranche Loan Commitments will have maturity dates as set forth in their respective amendments to the Credit Agreement.

Use of Proceeds and Security

Proceeds from the Credit Agreement will be used to finance, refinance, develop and construct the Company’s Dorothy 1A, Dorothy 2 and Kati data center projects, fund a debt service reserve account, and pay fees and expenses. Loans bear interest at a variable rate based on either ABR or Term SOFR, as set forth in the Credit Agreement. The applicable interest rate for SOFR loans is equal to Term SOFR plus a margin of 10.0% per annum, and for ABR loans is equal to the ABR plus a margin of 9.0% per annum. The Credit Agreement provides for a SOFR rate floor of 3.50% per annum. The Borrowers are required to pay a commitment fee of 1.00% per annum on undrawn amounts of the Tranche B Loan Commitments and any Additional Tranche Loan Commitments. During the continuance of an event of default, a default rate applies equal to the otherwise applicable rate plus 2.0% per annum. Loans are subject to scheduled amortization, fees and prepayment premiums. The obligations are guaranteed by certain Company subsidiaries and secured by first-priority liens on substantially all assets of the Borrowers and guarantors, including pledges of equity interests, security interests in deposit and other collateral accounts (subject to control agreements), and mortgages/deeds of trust on the relevant project sites.

Key Terms and Covenants

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default for financings of this type. Events of default under the Credit Agreement include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, breach of covenants, cross-default to certain material indebtedness, bankruptcy and insolvency, and change of control. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Credit Agreement immediately due and payable and may exercise the other rights and remedies provided under the Credit Agreement and related loan documents. Negative covenants in the Credit Agreement include, among other things, restrictions on the Borrowers and guarantors with respect to incurring additional indebtedness, creating liens on assets, selling assets or making fundamental changes, making restricted payments, entering into affiliate transactions, and using loan proceeds for unauthorized purposes. The Credit Agreement also restricts investments, capital expenditures, and speculative transactions, and requires that all deposit and securities accounts be subject to control agreements. Financial covenants require (i) a minimum trailing Debt Service Coverage Ratio of 1.60:1.00 and (ii) a minimum Forward Contracted Debt Service Coverage Ratio of 1.20:1.00, in each case as further described in the Credit Agreement. The facility also includes customary mandatory prepayment provisions.

Private Placement

Pursuant to the Credit Agreement, the Company issued to Generate Strategic Credit Master Fund I-B, L.P., an affiliate of the Lender and the Agent (the “Holder”), in a private placement (the “Private Placement”): (i) a pre-funded warrant (the “Pre-Funded Warrant”) to purchase up to 2,000,000 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); and (ii) a common warrant (the “Common Warrant” and, together with the Pre-Funded Warrant, the “Warrants”) to purchase up to 2,000,000 shares of Common Stock.

The Warrants issued to the Holder in the Private Placement were issued and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Pre-Funded Warrant

The Pre-Funded Warrant is exercisable immediately and expires on the five-year anniversary of the date of issuance. The Pre-Funded Warrant is exercisable at an exercise price of $0.0001 per share of Common Stock. The Pre-Funded Warrant is exercisable in whole or in part by delivering to the Company a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or, at the option of each holder, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant.

The Holder does not have the right to exercise any portion of the Pre-Funded Warrant if the Holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. The Holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Common Warrant

The Common Warrant has an exercise price of $1.18 per share of Common Stock. The Common Warrant is exercisable upon issuance and expires on the five-year anniversary of the date of issuance. The Common Warrant is exercisable, at the option of the Holder, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the resale or other disposition of the shares of Common Stock underlying the Common Warrants under the Securities Act is effective and available for such shares, or an exemption from registration under the Securities Act is available for such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of Common Stock underlying the Common Warrant, then the Common Warrant may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrant.

The Holder does not have the right to exercise any portion of the Common Warrant if the Holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise. The Holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to the Company.

Registration Rights Agreement

In connection with the Credit Agreement, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holder, pursuant to which the Company has agreed to file one or more registration statements on Form S-3 covering the resale or other disposition of the Warrants and the shares of Common Stock issuable upon the exercise of the Warrants (collectively, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company has, among other things, agreed to: (i) file a registration statement covering the Registrable Securities no later than fifteen (15) days after the date the Company entered into the Registration Rights Agreement (the “Filing Date”), (ii) cause such registration statement to be declared effective under the Securities Act as soon as reasonably practicable but, in any event, no later than seventy-five (75) days after the Filing Date (or thirty (30) days if the Securities and Exchange Commission (the “SEC”) does not review such registration statement), and (iii) use its best efforts to keep any such registration statement continuously effective until (a) the date that all of the Registrable Securities have been publicly sold by the Holder, (b) the date that all of the Registrable Securities have been previously sold in accordance with Rule 144, (c) such time as both (x) all of such Registrable Securities may be sold by the Holder without any restriction pursuant to Rule 144, including holding period, volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, and (y) the Holder, together with its affiliates, holds less than 3.0% of the Company’s then outstanding shares of Common Stock, or (d) five (5) years from the effective date of the first registration statement filed with the SEC registering for resale the Registrable Securities.

Board Observer Letter Agreement

Also in connection with the Credit Agreement, pursuant to a letter agreement between the Company and Generate Strategic Credit Master Fund I-A, L.P., dated as of September 12, 2025 (the “Board Observer Letter”), so long as any Commitments are outstanding and until all Obligations (each as defined in the Credit Agreement) shall have been paid in full, Generate Strategic Credit Master Fund I-A, L.P. shall have the right to designate one representative to serve as a non-voting observer of the meetings of the Company’s Board of Directors and committees, subject to certain exceptions.

The foregoing descriptions of the form of Pre-Funded Warrant, form of Common Warrant, Credit Agreement, Registration Rights Agreement and Board Observer Letter are qualified in their entirety by reference to the full text of each respective agreement, a copy of which is attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, and are incorporated in their entirety herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants and the shares of Common Stock underlying the Warrants is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On September 16, 2025, the Company issued a press release announcing its entrance into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of Form 8-K and in Exhibit 99.1 attached hereto will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Common Warrant.
10.1*^	Credit and Guaranty Agreement, dated as of September 12, 2025, by and among the Company and the parties thereto.
10.2	Registration Rights Agreement, dated September 12, 2025 between the Company and Generate Strategic Credit Master Fund I-B, L.P.
10.3	Board Observer Letter, dated September 12, 2025, between the Company and Generate Strategic Credit Master Fund I-A, L.P.
99.1	Press Release, dated September 16, 2025.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

*	Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.
^	The Company has omitted portions of the referenced exhibit pursuant to Item 601(b) of Regulation S-K, because they (a) are not material and (b) are the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: September 16, 2025	By:	/s/ David C. Michaels
David C. Michaels
Chief Financial Officer
(principal financial officer)